Exhibit 99.1

Investor Inquiries:

Andrea Clegg, NightHawk Radiology Holdings, Inc.

(866) 400-4295

(208) 292-2818

aclegg@nighthawkrad.net

NightHawk Radiology Holdings, Inc. Announces First Quarter 2010 Results;

Updates St. Paul Radiology Dispute

SCOTTSDALE, Arizona, May 6, 2010 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), the leading provider of radiology solutions to radiology groups across the United States, today announced its financial results for first quarter 2010 and provided an update on its dispute with St. Paul Radiology.

First Quarter 2010 Highlights

•	Revenue was $36.5 million driven by total scan volume of approximately 765,000 scans.

•	Total scan volume increased 6% from the year ago quarter.

•	Final scan volumes increased 43% from the year ago quarter.

•

Adjusted net income was $1.2 million, or $0.05 per diluted share. Adjusted net income excludes non-cash charges for stock compensation, amortization of intangible assets, malpractice reserve adjustments, effect of cancelled and ineffective interest rate swap contracts and severance costs. Also excluded in the first quarter of 2010 is a non-cash charge of $27.3 million ($16.9 million after-tax) resulting from the impairment of the company’s intangible assets related to an ongoing negotiation towards a potential settlement of the company’s dispute with St. Paul Radiology.

•	GAAP net loss was $19.2 million, or $0.81 per diluted share. A reconciliation of adjusted net income to GAAP net loss is included in the tables attached to this press release.

•	Cash flow from operations was $2.8 million.

•	Cash and cash equivalents at March 31, 2010 totaled $33.9 million.

“We are pleased to report revenue and adjusted EPS in the middle of our guidance range. The solid quarterly results reflected good growth in preliminary volumes and robust growth in finals volumes,” said David Engert, the company’s president and chief executive officer.

Update on Dispute with St. Paul Radiology

As we have discussed in previous quarters, in September 2009, St. Paul Radiology notified us that it believes that we are in breach of certain of our obligations under our agreements with it. Although we continue to believe such claims of breach and their related allegations of damages are without merit, we have also continued in discussions with St. Paul Radiology in an attempt to resolve the dispute and discuss a mutually-acceptable dissolution of the original arrangement of the parties. In recent weeks, as a result of continued discussions between us and St. Paul Radiology, the parties have made substantial progress toward achieving a negotiated resolution. Although such resolution remains subject to successful negotiation and execution of final terms and definitive agreements, as part of the potential transaction as currently contemplated, the parties would terminate their existing relationships and unwind the July 2007 transaction. We would receive an up-front payment from St. Paul Radiology of $10 million and ongoing periodic payments from St. Paul Radiology totaling $14 million, resulting in aggregate consideration paid by St. Paul Radiology to us of $24 million. In addition, concurrently with the termination of the agreements with St. Paul Radiology, we would also enter into a separate agreement pursuant to which we would sell each of Midwest Physician Services, LLC and Emergency Radiology Services, LLC and their related assets for an aggregate consideration of $2 million payable to us upon closing. Finally, in addition to the amounts described above, if these transactions are consummated, we also expect to receive a tax refund equal to approximately $10 million resulting from the loss we will incur as a result of these transactions. If the transactions are consummated, we intend to pay the entire $36 million as principal repayments on our existing term loan, with $26 million to be paid following closing of the transactions and the remaining $10 million to be paid on or before June 30, 2011.

Please note that settlement negotiations are not complete and the parties may not be able to finalize a resolution. If a settlement is reached, it may be on terms different than those currently contemplated. For more information about the proposed transaction, the risks associated therewith and the associated current and future potential effects on our financial statements and future results of operations, please see the descriptions and risk factors set forth in our quarterly report for the period ending March 31, 2010 to be filed on or before May 10, 2010 as well as the other risk factors described in the company’s periodic reports filed with the Securities and Exchange Commission from time to time. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

Second Quarter 2010 Outlook

The company expects to see a seasonal sequential increase in scan volumes in the second quarter of 2010, offset by the continuing impact of price declines. Specifically, revenue for the second quarter of 2010 is expected to be in the range of $37.5 to $38.5 million and adjusted EPS is expected to be in the range of 6 to 7 cents. This outlook for the second quarter assumes that the existing agreements with St. Paul Radiology remain in place throughout the quarter. If a final definitive settlement is reached and the agreements with St. Paul Radiology are terminated, our financial results will no longer reflect the revenue and profits under those agreements from the transaction date forward.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s outlook on its scan volume, revenue and adjusted earnings per share for future periods and any potential settlement or transactions with or related to St. Paul Radiology. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with not consummating the transaction with St. Paul Radiology, general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Earnings Conference Call

The first quarter conference call will be held today, May 6, 2010 at 4:30 p.m. eastern time. A live webcast of the conference call, as well as a replay, will be available online on the company’s corporate website at http://www.nighthawkrad.net. Participants can also access the call by dialing (800)762-8908 or (480)629-9774 (for international callers). A replay of the call will be available approximately two hours after the conclusion of the call and will remain available until midnight eastern time on Thursday, May 27, 2010. To access the replay, dial (800)406-7325 or (303)590-3030 (for international callers) and enter the conference ID number: 4285641

About NightHawk

NightHawk Radiology (Nasdaq: NHWK) is leading the transformation of the practice of radiology by providing high-quality, cost-effective solutions to radiology groups throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week, to approximately 26% of all hospitals in the United States. For more information, visit http://www.nighthawkrad.net.

Presentation of Non-GAAP Financial Information

The presentation of adjusted net income and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and provide consistency in financial reporting. Specifically, the company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude the tax effected impact of (i) the non-cash charges related to our stock-based compensation, (ii) the non-cash expense associated with the amortization of intangibles associated with acquisitions, (iii) the non-cash expenses (or credits) associated with adjustments to our IBNR reserve (incurred but not reported medical liability reserves), (iv) the non-cash charges for the amortization of losses incurred on cancelled interest rate swap contracts and the non-cash gain (or loss) resulting from mark to market adjustments of our ineffective interest rate swap contracts, (v) the non-cash charges for goodwill and intangible asset impairments (vi) the non-cash charges and adjustments for restructuring activities, including severance and (vii) other expenses from time to time. These other expenses may occur in future periods, but the amounts recognized can vary from period to period and do not directly relate to the ongoing operations of the Company.

We exclude the non-cash charges related to our stock-based compensation due to the varying valuation methodologies, subjective assumptions and the variety of types of awards that companies can use when applying The Compensation Topic of the FASB Accounting Standards Codification (Topic 718) along with the fact that a substantial portion of our restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for other stock-based awards held by employees.

The company provides non-GAAP adjusted net income and related adjusted earnings per diluted share as financial measures because management believes these measures provide greater transparency with respect to information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and in the Investor Relations section of our corporate website.

“NHWKF”

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31, 2010	December 31, 2009
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$33,929	$26,293
Marketable securities	—	6,000
Trade accounts receivable, net	20,808	21,359
Deferred income taxes	2,759	910
Prepaid expenses and other current assets	6,398	4,702

Total current assets	63,894	59,264

Property and equipment, net	13,080	13,507
Intangible assets, net	43,529	72,550
Deferred income taxes	23,419	15,707
Other assets, net	3,334	4,646

Total	$147,256	$165,674

LIABILITIES

Current liabilities:
Accounts payable	$5,910	$6,130
Accrued expenses and other liabilities	3,736	3,473
Accrued payroll and related benefits	3,487	3,769
Long-term debt, due within one year	802	802

Total current liabilities	13,935	14,174

Insurance reserve	4,018	4,018
Long-term debt	77,203	77,404
Other liabilities	1,683	1,348

Total liabilities	96,839	96,944

STOCKHOLDERS’ EQUITY
Common stock-150,000,000 shares authorized; $.001 par value; 23,590,251 and 23,558,890 shares issued and outstanding, respectively	24	24
Additional paid-in capital	221,621	221,105
Retained earnings (deficit)	(170,854)	(151,659)
Accumulated other comprehensive loss	(374)	(740)

Total stockholders’ equity	50,417	68,730

Total	$147,256	$165,674

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended March 31,
	2010	2009
	(in thousands, except per share data)
Service revenue	$36,548	$38,798

Operating costs and expenses:
Professional services	17,464	16,656
Sales, general, and administrative	15,761	14,734
Depreciation and amortization	2,809	2,798
Intangible asset and goodwill impairment	27,326	68,718

Total operating costs and expenses	63,360	102,906

Operating income (loss)	(26,812)	(64,108)

Other income (expense):
Interest expense	(3,324)	(2,302)
Interest income	52	55
Other, net	10	10

Total other income (expense)	(3,262)	(2,237)

Income (loss) before income taxes	(30,074)	(66,345)
Income tax expense (benefit)	(10,879)	(13,732)

Net income (loss)	$(19,195)	$(52,613)

Earnings (loss) per common share:
Basic	$(0.81)	$(1.97)
Diluted	$(0.81)	$(1.97)
Weighted averages of common shares outstanding:
Basic	23,576,537	26,649,147
Diluted	23,576,537	26,649,147

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three months ended March 31,
	2010	2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(19,195)	$(52,613)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,809	2,798
Intangible asset and goodwill impairment	27,326	68,718
Amortization of debt issuance costs and effect of interest rate swaps	2,258	1,046
Deferred income taxes	(9,790)	(14,287)
Non-cash stock compensation expense	508	1,045
Other, net	224	416
Changes in operating assets and liabilities:
Trade accounts receivable, net	340	1,347
Prepaid expenses and other assets	(1,699)	(1,097)
Accounts payable	5	(649)
Accrued expenses and other liabilities	258	203
Accrued payroll and related benefits	(287)	(733)

Net cash provided by operating activities	2,757	6,194

Cash flows from investing activities:
Purchase of marketable securities	—	(4,991)
Proceeds from maturities of marketable securities	6,000	—
Purchase of property and equipment	(929)	(1,110)

Net cash provided by (used in) investing activities	5,071	(6,101)

Cash flows from financing activities:
Repayment of debt	(201)	(239)
Proceeds from exercise of stock options	7	30
Excess tax benefit from exercise of stock options	2	5
Purchase and retirement of common stock	—	(6,452)

Net cash used in financing activities	(192)	(6,656)

Net increase (decrease) in cash and cash equivalents	7,636	(6,563)
Cash and cash equivalents—beginning of period	26,293	47,160

Cash and cash equivalents—end of period	$33,929	$40,597

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATIONS

(in thousands, except share data)

Reconciliation of Net Income (Loss) to Adjusted Net Income:

	Three Months Ended
	March 31, 2010	March 31, 2009
Net income (loss)	$(19,195)	$(52,613)
Tax effected impact of:
Non-cash stock-based compensation	868	710
Amortization of intangible assets	1,050	1,260
IBNR medical malpractice loss reserves	0	282
Effect of cancelled and ineffective interest rate swap contracts	1,286	597
Intangible asset and goodwill impairment	16,926	53,761
Severance costs	270	0

Adjusted net income	$1,205	$3,997

Reconciliation of Diluted earnings (loss) per share to Adjusted diluted earnings per share:

	Three Months Ended
	March 31, 2010	March 31, 2009
Diluted earnings (loss) per share	$(0.81)	$(1.97)
Tax effected impact of:
Non-cash stock-based compensation	0.04	0.02
Amortization of intangible assets	0.04	0.05
IBNR medical malpractice loss reserves	0.00	0.01
Effect of cancelled and ineffective interest rate swap contracts	0.05	0.02
Intangible asset and goodwill impairment	0.72	2.02
Severance costs	0.01	0.00

Adjusted diluted earnings per share	$0.05	$0.15

Weighted average basic shares outstanding	23,576,537	26,649,147
Weighted average diluted shares outstanding, adjusted	24,264,839	27,204,606

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

HISTORICAL VOLUMES

			Growth Rates
Quarter	Year	Total Volumes	Sequential	Year over Year
Q1	2009	722,321	1%	(3)%
Q2	2009	817,315	13%	5%
Q3	2009	864,898	6%	9%
Q4	2009	769,789	(11)%	7%

FY	2009	3,174,323	5%	5%

Q1	2010	765,151	(1)%	6%